 AmerUs Life Holdings, Inc.
 Exhibit 11 - Statement Re: Computation of Earnings Per Share


                                           Three Months Ended                        Nine Months Ended
                                           September 30, 1999                        September 30, 1999
                                 ---------------------------------------------------------------------------------
                                                 Number of      Per Share                Number of       Per Share
                                 Net Income        Shares         Amount    Net Income     Shares          Amount
                                 ---------------------------------------------------------------------------------
                                 (in thousands, except per share amounts) (in thousands, except per share amounts)

 Basic EPS
      Net Income                    $ 16,688       30,372         $ 0.55     $ 50,236      30,412           $ 1.65

 Effect of dilutive securities
      Options                              -          145              -            -          74                -
      Warrants                             -           16              -            -           -                -

                                    ------------------------------------------------------------------------------
 Diluted EPS                        $ 16,688       30,533         $ 0.55     $ 50,236      30,486           $ 1.65
                                    ==============================================================================


                                           Three Months Ended                        Nine Months Ended
                                           September 30, 1998                        September 30, 1998
                                 ---------------------------------------------------------------------------------
                                                 Number of      Per Share                Number of       Per Share
                                 Net Income        Shares         Amount    Net Income     Shares          Amount
                                 ---------------------------------------------------------------------------------
                                 (in thousands, except per share amounts) (in thousands, except per share amounts)

 Basic EPS
      Net Income                     $ 6,862       33,726         $ 0.20     $ 49,482      34,393         $ 1.44

 Effect of dilutive securities
      Options                              -          145              -            -         220          (0.01)
      Warrants                             -           80              -            -          82              -

                                     ---------------------------------------------------------------------------
 Diluted EPS                         $ 6,862       33,951         $ 0.20     $ 49,482      34,695         $ 1.43
                                     ===========================================================================